                                                                  Exhibit 11.(a)

               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

                   COMPUTATION OF PRIMARY EARNINGS PER SHARE
                   -----------------------------------------
                                  (unaudited)

                                    Nine Months Ended September 30
                                    ------------------------------
                                         1996            1995
                                    --------------  --------------

Net earnings                         $227,302,000    $184,478,000
                                     ============    ============

Weighted average number of
 common and common equivalent
 shares outstanding:
  Weighted average common
    shares outstanding                136,826,427     136,555,149
  Dilutive effect of stock
    options after application
    of treasury-stock method            3,384,412       3,484,789
                                     ------------    ------------
                                      140,210,839     140,039,938
                                     ============    ============

Earnings per share                   $       1.62    $       1.32
                                     ============    ============



                                   Three Months Ended September 30
                                   -------------------------------
                                         1996            1995
                                     ------------    ------------

Net earnings                         $ 85,518,000    $ 72,037,000
                                     ============    ============

Weighted average number of
 common and common equivalent
 shares outstanding:
  Weighted average common
    shares outstanding                137,329,239     137,042,732
  Dilutive effect of stock
    options after application
    of treasury-stock method            3,476,424       3,502,247
                                     ------------    ------------
                                      140,805,663     140,544,979
                                     ============    ============

Earnings per share                   $        .61    $        .51
                                     ============    ============

                                      68